Exhibit 99.1 Tier Technologies, Inc. 11130 Sunrise Valley Drive, Suite 300 Reston, VA 20191 CONTACT: Ronald W. Johnston, Chief Financial Officer rjohnston@tier.com (571) 382-1000

Tier Reports Fiscal 2010 Fourth Quarter and Year End Results;
Announces Intention to Repurchase up to $10 Million in Common Stock in Dutch Auction Tender Offer

RESTON, VA, November 22, 2010 – Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of electronic payment solutions for the biller direct market, today released results for the quarter and fiscal year ended September 30, 2010 and announced its intention to repurchase up to $10 million in common stock in a “Dutch Auction” cash self-tender offer.

Results of Operations

Fourth Quarter Fiscal 2010 Results

For the quarter ended September 30, 2010, Tier reported revenues from Continuing Operations of $27.3 million, a 6.4% increase over the same quarter last year.  Net loss from Continuing Operations was $4.2 million, or $0.23 per fully diluted share, compared to net loss from Continuing Operations of $1.3 million, or $0.06 per fully diluted share for the same quarter last year.  Our general, administrative, selling and marketing expenses, which support our Continuing Operations, were $8.7 million, an increase of $2.3 million, or 26.5%, from the same quarter last year.  Both net income and adjusted EBITDA from Continuing Operations were negatively impacted by $0.6 million in additional advertising expenses as a result of expanding our advertising campaigns to additional verticals as compared with the prior year as well as additional partnership expenses due to increased transaction volume.  We also incurred $0.3 million in severance expense expected to be paid to our former COO and $0.3 million in recruiting costs for our CEO and CTO positions.  The reversal of an accrual during fiscal year 2009 and some one-time legal expenses in fiscal year 2010 resulted in increased legal expenses quarter over quarter of $0.7 million.

Continuing Operations include Electronic Payment Solutions, or EPS, and certain wind-down businesses.  On a standalone basis, our EPS business reported quarterly revenues of $26.6 million, or a 7.3% increase over the same quarter last year.

Fiscal Year 2010 Results

For the fiscal year ended September 30, 2010, Tier reported revenues from Continuing Operations of $130.2 million, a 1.5% increase over fiscal year 2009.  Net loss from Continuing Operations was $5.9 million, or $0.33 per fully diluted share, compared to net loss from Continuing Operations of $5.5 million, or $0.28 per fully diluted share, for fiscal year 2009.  Our general, administrative, selling and marketing expenses, which support our Continuing Operations, were $31.6 million for fiscal year 2010, a decrease of $0.7 million, or 2.2%, from fiscal year 2009.

On a standalone basis, our EPS business reported annual revenues of $127.2 million, or a 3.2% increase over the same period last year.

Dutch Auction Tender Offer

Tier’s Board of Directors has authorized the Company to conduct a cash tender offer to repurchase up to an aggregate of $10 million in value of Tier common stock in a modified “Dutch Auction”.  The tender offer will be subject to terms and conditions to be described in an offer to purchase, letter of transmittal, and related materials that will be distributed to Tier’s stockholders and filed with the Securities and Exchange Commission.  The Company will fund the purchase of shares from cash on hand.  Tier expects to set the price range shortly before commencement of the tender offer.  The Company expects to commence the tender offer as promptly as possible.

Management’s Comments

Alex P. Hart, President and Chief Executive Officer of Tier Technologies, Inc. stated, “The performance in the fourth quarter and the fiscal year is not satisfactory to me or any member of the management team. We have realigned the strategic plan of the business to recommit to serving our core markets, focused on investments to strengthen our core technology platforms, and reorganized our leadership team.  The Board’s authorization to repurchase up to $10 million of the Company’s common stock in the tender offer demonstrates a clear commitment to improving shareholder value.”

Definition and Reconciliation

Tier defines adjusted EBITDA from Continuing Operations as net income from our Continuing Operations before interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash.

The following table shows a reconciliation of net (loss)/income from Continuing Operations to adjusted EBITDA from Continuing Operations for the three months ended September 30, 2010 and 2009 (in thousands):
	Continuing Operations
	Fiscal Quarter 4
	FY10	FY09	Change
Net (Loss)/Income from Continuing Operations	$(4,198)	$(1,265)	$(2,933)
Adjustments:
Depreciation/Amortization	1,798	1,631	167
Stock/Cash based Comp	298	806	(508)
Taxes	18	37	(19)
Less:
Other income	22	115	(93)
Adjusted EBITDA from Continuing Operations	$(2,106)	$1,094	$(3,200)

Adjusted EBITDA from Continuing Operations is a non-GAAP financial measure.  Tier’s management believes this measure is useful for evaluating performance against peer companies within its industry, and provides investors with additional transparency with respect to financial measures used by management in its financial and operational decision-making.  Non-GAAP financial measures should not be considered a substitute for the reported results prepared in accordance with US GAAP.  Tier’s definition used to calculate non-GAAP financial measures may differ from those used by other companies.

Liquidity

As of September 30, 2010, Tier had $54.0 million in cash, cash equivalents and marketable securities, and $7.3 million in restricted investments, for a total of $61.3 million.  Tier has no short-term or long-term debt.

Conference Call

Tier will host a conference call Tuesday, November 23, 2010 at 8:00 a.m. Eastern Time to discuss these results.  To access the conference call, please dial (888) 445-7818 and provide pass code TIERQ4.  The conference call is also available live via the Internet at www.tier.com.  Participants via the Web will need to provide conference ID# 9206454 and pass code TIERQ4.  A replay will be available at 10:00 a.m. Eastern Time on Tuesday, November 23, 2010 at www.tier.com or by calling (866) 445-8304 and entering conference ID # 9206454.  The replay will be available until 11:59 p.m. Eastern Time on December 7, 2010.

About Tier Technologies, Inc.

Tier Technologies, Inc. is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Reston, Virginia, the company provides enhanced electronic payment services that include multiple payment choices, payment channels, and bill payment products and services to over 4,600 clients in all 50 states and the District of Columbia.  Tier serves clients in multiple markets including federal, state, and local governments, educational institutions, utilities and commercial clients through its subsidiary, Official Payments Corporation.  For more information, see www.tier.com and www.officialpayments.com.

Forward looking statements

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or Tier’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: general economic conditions, which affect Tier’s financial results in all our markets, which we refer to as “verticals,” particularly federal, state and local income tax and property tax verticals;  effectiveness and performance of our systems, payment processing platforms and operational infrastructure; our ability to grow EPS revenue while keeping costs relatively fixed; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; our ability to realize revenues from our business development opportunities; the impact of governmental investigations or litigation; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our annual report on Form 10-K for our fiscal year ended September 30, 2010, filed with the SEC.

Additional information and where to find it

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of Tier common stock.  The tender offer will be made only pursuant to the offer to purchase, letter of transmittal, and related materials that Tier will distribute to its stockholders and file with the Securities and Exchange Commission.  Stockholders and investors should read carefully the offer to purchase, letter of transmittal, and related materials before making any decision with respect to the tender offer, because these materials will contain important information, including the various terms of, and conditions to, the tender offer.  Stockholders and investors may obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal, and other documents that Tier will file with the Securities and Exchange Commission at the Commission’s website at www.sec.gov when these documents become available. Stockholders may also request a copy of these documents, when they become available, from Tier at no cost by writing or telephoning Tier at: Tier Technologies, Inc., Attention: Keith S. Omsberg, 11130 Sunrise Valley Drive, Suite 300, Reston, Virginia, 20191, Telephone: 571-382-1000.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets

(in thousands)	September 30, 2010	September 30, 2009
ASSETS:
Current assets:
Cash and cash equivalents	$45,757	$21,969
Investments in marketable securities	8,249	4,499
Restricted investments	1,311	1,361
Accounts receivable, net	4,883	4,790
Settlements receivable, net	8,356	10,592
Prepaid expenses and other current assets	1,407	2,239
Total current assets	69,963	45,450

Property, equipment and software, net	12,032	7,990
Goodwill	17,381	17,329
Other intangible assets, net	7,477	12,038
Investments in marketable securities	—	31,169
Restricted investments	6,000	6,000
Other assets	172	571
Total assets	$113,025	$120,547

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,059	$84
Settlements payable	10,716	13,911
Accrued compensation liabilities	4,261	3,213
Accrued discount fees	4,624	5,343
Other accrued liabilities	2,718	3,425
Deferred income	558	861
Total current liabilities	23,936	26,837
Other liabilities:
Deferred rent	1,257	—
Other liabilities	596	1,121
Total other liabilities	1,853	1,121
Total liabilities	25,789	27,958

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock, $0.01 par value, and paid-in capital; shares authorized: 44,260; shares issued: 20,706 and 20,687; shares outstanding: 18,170 and 18,238	193,620	192,030
Treasury stock—at cost, 2,536 and 2,449 shares	(21,020)	(20,271)
Accumulated other comprehensive loss	(1)	—
Accumulated deficit	(85,363)	(79,170)
Total shareholders’ equity	87,236	92,589
Total liabilities and shareholders’ equity	$113,025	$120,547

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations

	Year ended September 30,
(in thousands, except per share data)	2010	2009	2008

Revenues	$130,224	$128,246	$122,571

Costs and expenses:
Direct costs	98,328	95,594	95,234
General and administrative	25,199	25,529	28,020
Selling and marketing	6,355	6,708	8,677
Depreciation and amortization	6,711	6,569	5,328
Total costs and expenses	136,593	134,400	137,259

Loss from continuing operations before other income and income taxes	(6,369)	(6,154)	(14,688)

Other income:
Interest income, net	414	754	2,731
Gain (loss) on investment	31	(31)	—
Gain on sale of assets	6	—	—
Total other income	451	723	2,731

Loss from continuing operations before income taxes	(5,918)	(5,431)	(11,957)
Income tax provision	30	40	87

Loss from continuing operations	(5,948)	(5,471)	(12,044)
Loss from discontinued operations, net	(245)	(6,035)	(15,401)

Net loss	$(6,193)	$(11,506)	$(27,445)

Loss per share—Basic and diluted:
From continuing operations	$(0.33)	$(0.28)	$(0.61)
From discontinued operations	$(0.01)	$(0.31)	$(0.79)
Loss per share—Basic and diluted	$(0.34)	$(0.59)	$(1.40)

Weighted average common shares used in computing:
Basic and diluted loss per share	18,153	19,438	19,616

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows

	Year ended September 30,
(In thousands)	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,193)	$(11,506)	$(27,445)
Less: Loss from discontinued operations, net	(245)	(6,035)	(15,401)
Loss from continuing operations, net	(5,948)	(5,471)	(12,044)
Non-cash items included in net loss from continuing operations:
Depreciation and amortization	6,712	6,642	5,497
Provision for doubtful accounts	1,304	417	239
Deferred rent	388	—	—
Share-based compensation	1,012	2,522	2,224
(Gain) loss on trading investments	(31)	31	—
Gain on sale of equipment	(10)	—	—
Other	1	(19)	453
Net effect of changes in assets and liabilities:
Accounts and settlements receivable, net	839	(6,510)	473
Prepaid expenses and other assets	629	(89)	261
Accounts payable and accrued liabilities	(2,681)	5,399	311
Income taxes receivable	84	1	19
Deferred income	(303)	(929)	(859)
Cash provided by (used in) operating activities from continuing operations	1,996	1,994	(3,426)
Cash (used in) provided by operating activities from discontinued operations	(855)	(5,187)	3,955
Cash provided by (used in) by operating activities	1,141	(3,193)	529
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(23,587)	(38,455)	(7,325)
Sales and maturities of available-for-sale securities	19,886	36,371	33,815
Sales of trading securities	31,200	125	—
Sales and maturities of restricted investments	—	500	1,250
Purchase of equipment and software	(5,244)	(3,889)	(1,951)
ChoicePay asset purchase net of cash acquired	—	(6,927)	—
Additions to goodwill—ChoicePay	(52)	—	—
Collection of note receivable	527	71	—
Proceeds from sale of equipment	10	—	—
Cash provided by (used in) investing activities from continuing operations	22,740	(12,204)	25,789
Cash provided by investing activities from discontinued operations	610	818	3,678
Cash provided by (used in) investing activities	23,350	(11,386)	29,467
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	82	421	1,283
Purchase of company stock	(749)	(11,587)	—
Capital lease obligations and other financing arrangements	(36)	(21)	(56)
Cash (used in) provided by financing activities from continuing operations	(703)	(11,187)	1,227
Cash used in financing activities from discontinued operations	—	—	(4)
Cash (used in) provided by financing activities	(703)	(11,187)	1,223
Net increase (decrease) in cash and cash equivalents	23,788	(25,766)	31,219
Cash and cash equivalents at beginning of period	21,969	47,735	16,516
Cash and cash equivalents at end of period	$45,757	$21,969	$47,735

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Fiscal year ended September 30, 2010:
Revenues	$127,223	$3,001	$130,224
Costs and expenses:
Direct costs	97,050	1,278	98,328
General and administrative	24,821	378	25,199
Selling and marketing	6,355	—	6,355
Depreciation and amortization	5,625	1,086	6,711
Total costs and expenses	133,851	2,742	136,593
(Loss) income from continuing operations before other income and income taxes	(6,628)	259	(6,369)
Other income:
Interest income (expense)	414	—	414
Gain on investment	31	—	31
Gain on sale of asset	6	—	6
Total other income	451	—	451
(Loss) income from continuing operations before taxes	(6,177)	259	(5,918)
Income tax provision	30	—	30
(Loss) income from continuing operations	$(6,207)	$259	$(5,948)

(in thousands)	EPS	Wind- down	Total
Fiscal year ended September 30, 2009:
Revenues	$123,233	$5,013	$128,246
Costs and expenses:
Direct costs	93,434	2,160	95,594
General and administrative	24,509	1,020	25,529
Selling and marketing	6,697	11	6,708
Depreciation and amortization	4,885	1,684	6,569
Total costs and expenses	129,525	4,875	134,400
(Loss) income from continuing operations before other income and income taxes	(6,292)	138	(6,154)
Other income (expense):
Interest income (expense)	754	—	754
Loss on investment	(31)	—	(31)
Total other income	723	—	723
(Loss) income from continuing operations before taxes	(5,569)	138	(5,431)
Income tax provision	40	—	40
(Loss) income from continuing operations	$(5,609)	$138	$(5,471)

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Fiscal year ended September 30, 2008:
Revenues	$116,641	$5,930	$122,571
Costs and expenses:
Direct costs	91,290	3,944	95,234
General and administrative	26,932	1,088	28,020
Selling and marketing	8,486	191	8,677
Depreciation and amortization	3,900	1,428	5,328
Total costs and expenses	130,608	6,651	137,259
Loss from continuing operations before other income and income taxes	(13,967)	(721)	(14,688)
Other income (expense):
Interest income (expense)	2,733	(2)	2,731
Total other income (expense)	2,733	(2)	2,731
Loss from continuing operations before taxes	(11,234)	(723)	(11,957)
Income tax provision	87	—	87
Loss from continuing operations	$(11,321)	$(723)	$(12,044)